Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Growth and Income Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

          For            Against            Abstain          Broker Non-Votes*
          ---            -------            -------          -----------------

      114,362,502       4,718,851          3,418,684             5,962,317

2.    To elect Trustees.

                                                      Number of Votes:
                                                      ----------------

                     Trustee                   For                    Withheld
                     -------                   ---                    --------

        Henry P. Becton, Jr.               118,701,742               3,798,295

        Dawn-Marie Driscoll                118,685,587               3,814,450

        Peter B. Freeman                   118,669,156               3,830,881

        George M. Lovejoy, Jr.             118,687,298               3,812,739

        Dr. Wesley W. Marple, Jr.          118,705,297               3,794,740

        Daniel Pierce                      118,709,012               3,791,025

        Kathryn L. Quirk                   118,612,723               3,887,314

        Jean C. Tempel                     118,699,665               3,800,372


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)

                                Number of Votes:
                                ----------------

          For             Against           Abstain        Broker Non-Votes*
          ---             -------           -------        -----------------

      123,316,265        11,355,389        7,682,785            248,061


                      30 - Scudder Growth and Income Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

          For              Against          Abstain        Broker Non-Votes*
          ---              -------          -------        -----------------

      125,439,639         9,537,814        7,625,047               0

5. To approve the revision of certain fundamental investment policies.


                                                                         Number of Votes:
                                                                         ----------------
                                                                                                         Broker
            Fundamental Policies                      For            Against           Abstain         Non-Votes*
            --------------------                      ---            -------           -------         ---------


     5.1   Diversification                        102,323,047       7,289,769         6,924,904        5,962,317

     5.2   Borrowing                              101,558,540       8,011,062         6,968,118        5,962,317

     5.3   Senior securities                      102,071,234       7,503,754         6,962,732        5,962,317

     5.4   Concentration                          102,092,863       7,486,775         6,958,082        5,962,317

     5.5   Underwriting of securities             102,186,604       6,350,308         8,000,808        5,962,317

     5.6   Investment in real estate              100,001,983       6,438,760        10,096,977        5,962,317

     5.7   Purchase of physical                   99,745,061        6,691,104        10,101,555        5,962,317
           commodities

     5.8   Lending                                99,910,539        6,518,743        10,108,438        5,962,317

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

       113,749,148                 2,052,180                  6,698,709

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                      31 - Scudder Growth and Income Fund